UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 21, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS
On December 21, 2011, an involuntary bankruptcy petition was filed against Harry McMillan, the managing member of Cicerone Corporate Development, LLC, a former consultant and principal shareholder of Sun River Energy, Inc. (the “Company”).  According to the bankruptcy petition, McMillan owes the sum of $3,088,722 to a judgment creditor.  The bankruptcy petition was filed in the United States Bankruptcy Court, Northern District of Texas.  Thomas Aigner, one of the judgment creditors, obtained the judgment against McMillan on October 29, 1999.  According to the judgment, the court found McMillan liable for acts of common law fraud, statutory fraud and breach of contract and awarded actual damages of $452,987 and exemplary damages of $452,987.  The difference between the amount awarded in the judgment and the amount claimed in the bankruptcy is attributable to interest.

The Company is listed as a creditor in the bankruptcy proceeding and intends to pursue a claim against McMillan for violations of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Act”), for profits realized by McMillan from one or more transactions involving the Company’s stock.  An attorney has informed the Company that, based upon his investigation, he believes Cicerone may be liable to the Company under Section 16(b) of the Act for profits realized from transactions in the Company’s common stock or derivative securities.  Cicerone has denied liability for any “short-swing” profits and promised to provide the Company with a detailed report explaining its position; however, Cicerone failed to provide this report to the Company, despite repeated requests by the Company for the same.

The attorney who initially investigated the Company’s claim against Cicerone has offered to represent the Company on a contingency basis to recover any “short-swing” profits from Cicerone and McMillan.  Under the contingent fee arrangement, the Company would not incur any out of pocket expenses or fees in connection with this matter.  The Company is currently negotiating with the attorney and expects to pursue the claim against Cicerone and McMillan in the near future.

Additionally, the Company intends to pursue other claims against McMillan and Cicerone, including, but not limited to, breach of the consulting agreement.  In connection therewith, the Company intends to seek a forfeiture of all shares of stock previously issued by the Company to Cicerone as compensation for its services.  The Company estimates the number of shares which may be subject to forfeiture to be in excess of 750,000 shares.

Following the Company’s termination of its consulting agreement with Cicerone, the Company has continued to conduct an investigation into McMillan and Cicerone.  In a letter dated December 23, 2011, the Company advised its shareholders of additional information learned regarding McMillan and Cicerone.  The December 23rd letter from the Company’s Chairman and CEO, Donal R. Schmidt, Jr., is posted on the Company’s website at www.snrv.com.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.                               Description

99.1	October 29, 1999 Judgment against Harry McMillan.
99.2	December 21, 2011 Involuntary Bankruptcy Petition filed against Harry N. McMillan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: December 23, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO